UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2008


                             IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

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           Delaware                  000-27969                 94-3180138
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(State or other jurisdiction  (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)

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                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (e) On April 21, 2008, Immersion entered into executive incentive plans for fiscal 2008 (the "Bonus Plans") with the Named Executive Officers. The Bonus Plans are intended to focus such officers on Immersion's revenue, operating profit, and gross margin goals, and other business objectives, and to reward achievement of those goals.

         Mr. Viegas' Bonus Plan provides for a target bonus amount of $300,000 and a maximum bonus amount of $504,000.

         Mr. Ambler's Bonus Plan provides for a target bonus amount of $110,334 and a maximum bonus amount of $185,360.

         Each of the Bonus Plans provide for a discretionary multiplier ranging from 0.80 to 1.20, based on overall performance. The Compensation Committee of Immersion's Board of Directors will determine the discretionary multiplier for Mr. Viegas' bonus, and Immersion's Chief Executive Officer will determine the discretionary multiplier for Mr. Ambler.

         The actual bonus amount for Mr. Viegas is determined through measurements of both Immersion's corporate performance and Mr. Viegas' individual performance. Forty percent (40%) of the bonus is determined by a matrix of varying levels of GAAP adjusted revenue and GAAP adjusted operating profit (loss) that are achieved by Immersion in fiscal 2008; forty percent (40%) of the bonus is determined by achievement of a number of corporate initiatives, including the consummation of a strategic transaction that increases revenue and/or operating income within certain specified parameters, the implementation of an enterprise resource planning system, increasing the percentage of Immersion's total revenue that is derived from international sources and increasing the number of non-financial or administrative press releases issued by Immersion in 2008; and the remaining twenty percent (20%) of the bonus is determined by achievement of a number of individual management objectives, which are still in the process of being agreed upon.

         The actual bonus amount for Mr. Ambler is determined through measurements of both Immersion's corporate performance and Mr. Ambler's individual performance. Forty percent (40%) of the bonus is determined by a matrix of varying levels of GAAP adjusted revenue and GAAP adjusted operating profit (loss) that are achieved by Immersion in fiscal 2008; forty percent (40%) of the bonus is determined by achievement of a number of corporate initiatives, including the consummation of a strategic transaction that increases revenue and/or operating income within certain specified parameters, the implementation of an enterprise resource planning system, increasing the percentage of Immersion's total revenue that is derived from international sources and increasing the number of non-financial or administrative press releases issued by Immersion in 2008; and the remaining twenty percent (20%) of the bonus is determined by achievement of a number of individual business unit initiatives, including support activities related to the above listed corporate initiatives and the reduction of certain professional fees and costs of certain product components.

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         Payment of the cash bonuses pursuant to the Bonus Plans is subject to each executive officer's continued employment through the payment date, which is expected to occur on the next payroll period after the later of: (a) the date on which Immersion's income statement for fiscal 2008 has been finalized, or (b) the date on which Immersion's earnings for fiscal 2008 have been publicly disclosed. An executive officer who resigns from his employment prior to the payment date, or whose employment is terminated prior to the payment date, will not earn any payment under the Bonus Plans, unless otherwise agreed by Immersion.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             IMMERSION CORPORATION


Date:  April 21, 2008                        By:  /s/ Stephen M. Ambler
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                                                  Stephen M. Ambler
                                                  Chief Financial Officer and
                                                  Vice President, Finance